Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM
Deloitte & Touche LLP
800 — 100 Queen Street
Ottawa, ON K1P 5T8
Tel: (613) 751-5201
Fax: (613) 236-2195
www.deloitte.ca
We consent to the incorporation by reference in this Registration Statement of Mitel Networks Corporation on Form S-8 of our report dated June 19, 2007, except for Notes 28 and 29 which are at October 10, 2007, appearing in the Annual Report on Form 20-F of Mitel Networks Corporation for the year ended April 30, 2007.
/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Ottawa, Canada
November 26, 2007